UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 18, 2021
Date of Report (date of earliest event reported)
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Wejo Group Limited
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-41091 (Commission File Number)	98-1611674 (I.R.S. Employer Identification Number)
Canon's Court 22 Victoria Street Hamilton , Bermuda HM12
(Address of principal executive offices and zip code)
+44 8002 33065
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Share, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K is being filed by Wejo Group Limited (the “Company”) for the purpose of amending Item 1.01 - Entry into a Material Definitive Agreement of that certain Current Report on Form 8-K, which was originally filed by the Company with the U.S. Securities and Exchange Commission on November 24, 2021 (the “Original Form 8-K”). The Company filed the Original Form 8-K to report various transactions entered into by the Company in connection with its business combination closing, including the Forward Purchase Agreement (as defined below). With the exception of reporting the Amendment (as defined below) to the Forward Purchase Agreement, there are no other changes to the Original Form 8-K.

Item 1.01 - Entry into a Material Definitive Agreement.

On August 22, 2022, Wejo Limited, an indirect, wholly-owned subsidiary of the Company, entered into Amendment No. 1 To Confirmation (the “Amendment”) with Apollo A-N Credit Fund (Delaware), L.P., Apollo Atlas Master Fund, LLC, Apollo Credit Strategies Master Fund Ltd., Apollo PPF Credit Strategies, LLC, and Apollo SPAC Fund I, L.P., severally and not jointly (each, the “Seller”). The Amendment amends the definition of “Early Partial Settlement” in that certain OTC Equity Prepaid Forward Transaction, dated November 10, 2021 (the “Forward Purchase Agreement”), which was entered into by and among the same parties, to allow the Company to direct the Seller to sell the approximately 5.6 million remaining FPA Shares (as defined below).

Under the original terms of the Forward Purchase Agreement, at any time, and from time to time, after November 18, 2021, each Seller may sell the common shares of the Company subject thereto (the “FPA Shares”) at its sole discretion in one or more transactions, publicly or privately and, in connection with such sales, terminate the Forward Purchase Agreement in whole or in part in an amount corresponding to the number of FPA Shares sold (the “Terminated Shares”). In addition, under the original terms of the Forward Purchase Agreement, Company was able to deliver a written notice to each Seller requesting partial settlement of the transaction subject to there being a remaining percentage of the FPA Shares (the “Excess Shares”) that had not become Terminated Shares (in each case not to exceed more than 25% of the original amount of the FPA shares) within a six-month or one-year period.

The Amendment amends the definition of “Early Partial Settlement” under the Forward Purchase Agreement to, among other things, include the full remaining approximately 5.6 million FPA Shares in the definition of “Excess Shares” in order to allow the Company to direct each Seller to sell all such shares on or after the effective date of the Amendment, provided that such direction is made outside of a blackout period under the Company’s insider trading policy (the “Blackout Period”). The Amendment also allows the Company to direct each Seller to stop, and subsequently resume, selling such Excess Shares, provided as well that such direction is made outside of a Blackout Period. If any such notice is delivered during a Blackout Period, such notice will be deemed to be effective only on the first NASDAQ trading day following the end of such Blackout Period.

Item 9.01 - Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1
Amendment No. 1 To Confirmation, dated as of August 22, 2022, by and between Apollo A-N Credit Fund (Delaware), L.P., Apollo Atlas Master Fund, LLC, Apollo Credit Strategies Master Fund Ltd., Apollo PPF Credit Strategies, LLC, and Apollo SPAC Fund I, L.P., severally and not jointly, and Wejo Limited.

99.1	Press Release, dated August 22, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of August, 2022.

Wejo Group Limited

By:	/s/ John Maxwell
John Maxwell
Chief Financial Officer